UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2016

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 5, 2016, Sevcon, Inc. (the “Company”) entered into Amendment No. 1 to its Term Loan Agreement dated January 27, 2016 with Banca Monte dei Paschi di Siena S.p.A. The amendment modifies the definition of “Leverage Ratio” to include in the denominator any net cash proceeds received by the Company from the issuance and sale of equity securities during the prior 12-month period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 dated December 5, 2016 to Term Loan Agreement dated January 27, 2016 between Sevcon, Inc. and Banca Monte dei Paschi di Siena S.p.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: December 5, 2016	By:	/s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr.
Assistant Treasurer

______________________________________

EXHIBITS

10.1	Amendment No. 1 dated December 5, 2016 to Term Loan Agreement dated January 27, 2016 between Sevcon, Inc. and Banca Monte dei Paschi di Siena S.p.A.